Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Arcimoto, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, no par value per share	Other(2)	26,588,409	(3)	$1.04	(2)	$27,651,945.4	0.00011020	$3,047.25

	Total Offering Amounts							$27,651,949.5		$3,047.25
	Total Fees Previously Paid									$—
	Total Fee Offsets									$—
	Net Fee Due									$3,047.25

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $1.04, which is based on the average of the high and low reported trading prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on August 23, 2023, such date being within five business days of the date that this Registration Statement was filed with the U.S. Securities and Exchange Commission.
(3)	Reflects the 26,588,409 shares of common stock, no par value per share (the “Common Stock”), of Arcimoto, Inc. (the “Registrant”), consisting of (i) up to 3,008,825 shares of Common Stock issuable upon the exercise of warrants issued to certain Selling Shareholders in a private placement pursuant to the Securities Purchase Agreement, dated as of June 12, 2023, by and among the Registrant and certain Selling Shareholders; (ii) up to 8,818,750 shares of Common Stock upon the conversion of the Registrant’s 8% Series D Convertible Preferred Stock at a conversion price of $1.20 and up to an aggregate of 14,110,834 shares of Common Stock upon the exercise of warrants, each issued to certain Selling Shareholders in a private placement pursuant to the Securities Purchase Agreement, dated as of August 15, 2023, by and among the Registrant and certain Selling Shareholders; and (iii) up to 650,000 shares of Common Stock issuable upon the exercise of warrants issued to 3i, LP pursuant to that certain Common Stock Purchase Warrant, dated as of August 15, 2023, as described in the prospectus forming part of the Registration Statement.